                                                  **   CERTAIN CONFIDENTIAL
                                                  MATERIAL CONTAINED IN THIS
                                                  DOCUMENT HAS BEEN OMITTED AND
                                                  FILED SEPARATELY WITH THE
                                                  SECURITIES AND EXCHANGE
                                                  COMMISSION PURSUANT TO RULE
                                                  406 OF THE SECURITIES ACT OF
                                                  1933, AS AMENDED.



                                                                   EXHIBIT 10.13
                         USA.NET, INC. AND REGISTER.COM
                              PARTNERSHIP AGREEMENT

     Set forth below are the terms and conditions upon which USA.NET, Inc., a Delaware corporation with offices at 1155 Kelly Johnson Blvd, Suite 400, Colorado Springs, Colorado 80920 ("USA.NET") will provide Email Services to Forman Interactive Corp., a New York corporation with offices at 134 Fifth Avenue, 3rd Floor, New York NY 10011 ("REGISTER.COM") for resale to authorized customers of Register.com's services ("CUSTOMERS"). This Agreement (the "AGREEMENT") is effective this 1st day of March, 1999 (the "EFFECTIVE DATE").

1. DEFINITIONS. "ACCOUNT," as used herein, shall mean a "post office" set up on USA.NET's server for Customer's use of the Email Services, containing (i) a Seat for use by the Postmaster (as defined below) and (ii) the number of Seats for use by End Users, all as purchased by Customer from Register.com. "SEAT" as used herein shall mean a mailbox created within an Account for use of the Email Services by the Postmaster or an end user ("END-USER"), as the case may be. "SOFTWARE" as used herein means the computer software programs developed or licensed by USA.NET for use in connection with the provision of Email Services. "EMAIL SERVICES" as used herein means the PostOffice.Net branded web-based email services provided by USA.NET, including email hosting, server and network maintenance, Account setup and technical support via email during USA.NET's normal business hours. "DOMAIN REGISTRATION SERVICES" as used herein means domain name registration services available through the Web site currently located at http://www.register.com and do not include any other domain name registration services provided by Forman Interactive Corp.

2. APPOINTMENT; RELATIONSHIP. USA.NET hereby appoints Register.com as a nonexclusive reseller of USA.NET's Email Services, specifically PostOffice.Net. Register.com is an independent contractor; the relationship between USA.NET and Register.com or Register.com's agents shall not be construed as an agency of any kind. Neither Register.com nor its agents shall have authority to make any agreement or incur any liability on behalf of USA.NET, except as set forth in this Agreement.

3.   REGISTER.COM'S OBLIGATIONS.

     (a) CUSTOMER INFORMATION; TERMS AND CONDITIONS OF SERVICE. Register.com agrees (i) to provide USA.NET with the Customer information required by Exhibit A upon the resale of Email Services to a Customer, and to keep USA.NET informed of any changes to such information; provided, however, that except as permitted by the Terms and Conditions and Sections 9(b) and 17 below, USA.NET shall not use such Customer information to contact Customers for the purpose of selling or marketing any services including, but not limited to, Email Services to them directly and (ii) to require each Customer to agree to be bound, and to cause its End-Users to be bound, by USA.NET's terms and conditions attached hereto as Exhibit B, as amended from time to time by USA.NET in its sole discretion ("TERMS AND CONDITIONS").

4.   TERMS OF USE.

     (a) ACCOUNT SETUP. Register.com may create an Account for each Customer, containing the number of End User Seats purchased by such Customer plus one Postmaster Seat. Each Account will be provided with a postmaster Seat which will allow Customer to designate one person from time to time (the "POSTMASTER") who shall have authority to (i) control the creation and deletion of End User Seats,
(ii) manage changes to the End User Seat information (such as changes to End-User name or password) and (iii) customize the Email Services as set forth in Section 4(b) below. Notwithstanding the foregoing, USA.NET may make such changes to a Customer's Account and the Seats contained therein as it deems necessary or appropriate for the functioning of the Email Services; provided that, with respect to any material change, USA.NET shall use commercially reasonable efforts to provide advance notice to Register.com prior to implementing such changes.

     (b) CUSTOMIZATION. The Software permits Customer to customize certain aspects of the Email Services. Within the parameters of the Software, which may be modified from time to time as USA.NET deems necessary or appropriate, the Postmaster will have control over the selection of options for those aspects. If the


                                       1.

Postmaster does not customize an option, the Software shall default to USA.NET's standard template, which template may be modified by Register.com within the parameters set by USA.NET.

     (c) TECHNICAL SUPPORT. Except as set forth below, USA.NET shall have first line responsibility for responding to and resolving technical support inquiries from Customers; provided, however, that USA.NET's obligation under this Section 4(c) shall be limited to providing such technical support (i) in English, (ii) via email and (iii) during USA.NET's normal business hours (Monday through Friday, 8:00 a.m. until 6:00 p.m. M.T.). In the event that a Customer requires technical support in a language other than English, Register.com acknowledges that (i) Register.com shall have first line responsibility for providing technical support to such Customer, in English, and (ii) USA.NET will provide second line technical support to Register.com.

     (d) POSTMASTER TRAINING. Each Customer shall be provided with Postmaster and End User manuals, both of which may be downloaded by the Postmaster through the Postmaster's "Help/Feedback" section. In addition, Customers who purchase
Accounts with [   **   ] Seats or more shall be eligible for Postmaster training
provided by USA.NET over the telephone at [          **          ]; provided,
however, that USA.NET shall determine the times for the Postmaster training.

     (e) MAINTENANCE. Register.com acknowledges that USA.NET's servers go down periodically for maintenance. USA.NET shall use commercially reasonable efforts to schedule such maintenance during off-peak periods and no more frequently than once per month.

     (f) STORAGE SPACE. Each Customer will be allotted a maximum of five (5) megabytes of storage space per Seat on USA.NET's servers. Customers may purchase additional storage space as further set forth on Exhibit C. In the event a Customer exceeds its maximum permitted storage space, USA.NET reserves the right to delete any and all Email messages from the Seats within such Customer's Account who have exceeded their maximum storage space in order to bring the storage space of such Seats back within their permitted range; provided that USA.NET will provide the Customer with reasonable advance notice to reduce the amount of storage space being used. If USA.NET reasonably determines in good faith that a Customer's excess storage use is an immediate threat to USA.NET's systems or operations, then USA.NET may immediately delete any and all Email messages from the Seats within such Customer's Account without prior notice to the Customer.

     (g) MODIFICATIONS. USA.NET reserves the right to modify or discontinue any feature or functionality of the Email Services at any time; provided, however, that USA.NET shall use commercially reasonable efforts to provide notice to Register.com within a reasonable time prior to any modification or discontinuance.

     (h) VIOLATION OF TERMS AND CONDITIONS. If USA.NET believes conduct by a Customer or a Customer's End-Users violates the Terms and Conditions, or is otherwise harmful to USA.NET or its customers, USA.NET may restrict, suspend or terminate the provision of Email Services to such Customer. USA.NET shall use commercially reasonable efforts to provide notice to Register.com prior to implementing such actions.

     (i) CUSTOMER BILLING. During the term of this Agreement, Register.com shall be solely responsible for billing and collecting Customer payments. Register.com hereby acknowledges and affirms that Register.com's payment obligations to USA.NET must be satisfied in full, irrespective of Register.com's billing or collection status with any Customer.

5.   FEES; BILLING; TAXES.

     (a) FEES. For each Customer Account ordered by Register.com and setup by USA.NET, Register.com agrees to pay both (i) monthly wholesale service fees and
(ii) as applicable, Account adjustment fees (collectively, the "Fees"). USA.NET's current fee structure is set forth on the fee schedule attached hereto as Exhibit C (the "FEE SCHEDULE"). USA.NET reserves the right to amend the Fee Schedule at any time, in its sole discretion, with a sixty (60) day advance notice to Register.com. Register.com may provide each individual Customer with
[       **        ] Account containing up to [   **   ] of Seats for an initial
thirty (30) day period at [    **   ] to Register.com.


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.


                                       2.
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     (b) BILLING; PAYMENT. USA.NET shall invoice Register.com monthly for all
Fees due, less [       **        ] Accounts as provided in Section 5a.
Register.com shall pay USA.NET the amount invoiced net thirty (30) days after receipt thereof. Any unpaid balances shall accrue interest at the prime rate, from the due date until paid, and shall include USA.NET's reasonable cost of collection. Each invoice will be accompanied by a report setting forth (i) the number of Seats ordered by Register.com during the month, (ii) the number of Seats which remained active through the end of the month, (iii) the number of Seats cancelled during the month, (iv) Account adjustments made during the month and (v) the type and amount of additional services ordered by Register.com on behalf of Customers during the month.

     (c) TAXES. The Fees are exclusive of all federal, state, municipal or other government excise, sales, use, occupational, or like taxes. Any such tax, fee, or charge of any nature whatsoever imposed by any governmental authority on, or measured by, the transactions between USA.NET and Register.com (exclusive of taxes based on USA.NET's net income) shall be paid by Register.com in addition to the Fees invoiced. All payments to USA.NET shall be made free and clear of, and without reduction for, any withholding taxes.

6.   CO-OP MARKETING FUNDS. USA.NET will accrue and reserve [       **        ]
of each payment it receives from Register.com (the "FUNDS") which USA.NET will use to reimburse Register.com for joint promotions of the Email Services identified by Register.com in accordance with the license granted pursuant to Sections 10 and 11 below and subject to the limits set forth herein. The Funds must be used by Register.com within one (1) year of the date of accrual and the expenditure must be approved in writing by USA.NET in accordance with USA.NET policy.

7. CO-MARKETING AGREEMENT. USA.NET and Register.com shall each use commercially reasonable efforts to promote and market each other's products and services during the term of this Agreement, which may include the promotional efforts specified on Exhibit D attached hereto, as amended from time to time by written agreement of the parties.

8.   MINIMUM SALES. In order to continue their rights hereunder, Register.com
shall pay USA.NET a minimum of [              **              ] in Fees per
month (the "MINIMUM MONTHLY FEE"), which minimum obligation shall commence [
          **                ] after USA.NET implements the Application
Programming Interface ("API") for the Email Services. In the event Register.com fails to either (i) order a sufficient number of Accounts to satisfy the Minimum Monthly Fee requirement, or (ii) pay USA.NET the shortfall in the Minimum Monthly Fee, USA.NET shall have the right, but not the obligation, to terminate, or otherwise renegotiate, the co-marketing agreement specified in Section 7 above. Minimum Monthly Fees shall be paid with the Fees as set forth in Section 5(a) above.

9.   USA.NET'S OBLIGATIONS.

     (a) SERVICES. USA.NET shall, in accordance with the terms and conditions set forth herein, use commercially reasonable efforts to provide the Email Services to the Customers.

     (b) CUSTOMER NAMES. USA.NET shall not sell or distribute the names of the Customers to any third parties or use the Customers' names for USA.NET's own marketing purposes (other than the distribution of the Customers' names to USA.NET's suppliers as necessary to provide the Email Services pursuant to this Agreement and as set forth in the Terms and Conditions and Section 17 below), without the prior written consent of Register.com. USA.NET shall be able to use information relating to the aggregate number of Customers (without any reference to Customer names) subscribing to the Email Services for its own marketing purposes.

10. USA.NET LICENSE GRANT. USA.NET hereby grants Register.com a revocable, nonexclusive, nontransferable license to use USA.NET's trademarks and trade names (the "USA.NET MARKS"), in promotional materials distributed by Register.com during the term of this Agreement solely for the purpose of (i) soliciting sales of the Email Services from Customers; or (ii) jointly promoting USA.NET and Register.com. Register.com shall submit all promotional and other materials containing USA.NET Marks to, and obtain written approval from, USA.NET's Marketing Department, at the address specified in the preamble hereto, prior to the distribution or use thereof. USA.NET reserves the right to revoke the license granted hereunder as to any use of the USA.NET Marks it finds objectionable, and Register.com shall cease using the USA.NET Marks in such objectionable manner within


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                       3.

fifteen (15) days after the date of USA.NET's written notice thereof. The license set forth in this Section 10 shall expire immediately upon the expiration or termination of this Agreement. Register.com's use of the license granted herein, and any goodwill arising therefrom, shall inure to the sole benefit of USA.NET. Register.com shall not promote the Email Services under any trademark or trade name other than the USA.NET Marks, except as expressly permitted by USA.NET. USA.NET will monitor the quality of the services for which Register.com will be using the USA.NET Marks to ensure that they conform to the standards of quality of USA.NET's other services. Register.com agrees not to adopt or use any other trademarks, words, symbols, letters, designs or marks in combination with the USA.NET Marks in a manner that would create combination marks or that would be confusingly similar to the USA.NET Marks. Register.com shall not seek or obtain any trademark or trade name registration embodying the USA.NET Marks, nor register or cause to be registered any USA.NET Marks in Register.com's own name. In addition, Register.com will not seek to challenge the validity of the USA.NET Marks.

11. REGISTER.COM LICENSE GRANT. Register.com hereby grants USA.NET a revocable, nonexclusive, nontransferable license to use Register.com's trademarks and trade names (the "REGISTER.COM MARKS"), during the term of this Agreement solely for the purpose of promoting Register.com as set forth herein in Section 7. Register.com reserves the right to revoke the license granted hereunder as to any use of the Register.com Marks it finds objectionable, and USA.NET shall cease using the Register.com Marks in such objectionable manner within fifteen
(15) days after the date of Register.com's written notice thereof. The license set forth in this Section 11 shall expire immediately upon the expiration or termination of this Agreement. USA.NET's use of the license granted herein, and any goodwill arising therefrom, shall inure to the sole benefit of Register.com. Register.com will monitor the quality of the services for which USA.NET will be using the Register.com Marks to ensure that they conform to the standards of quality of Register.com's other services. USA.NET agrees not to adopt or use any other trademarks, words, symbols, letters, designs or marks in combination with the Register.com Marks in a manner that would create combination marks or that would be confusingly similar to the Register.com Marks. USA.NET shall not seek or obtain any trademark or trade name registration embodying the Register.com Marks, nor register or cause to be registered any Register.com Marks in USA.NET's own name. In addition, USA.NET will not seek to challenge the validity of the Register.com Marks.

12. TERM. This Agreement shall have a term of one (1) year commencing on the Effective Date, unless terminated earlier pursuant to Section 13 or Section 14 below (the "INITIAL TERM") and shall be automatically renewed for successive one year terms (each a "SUBSEQUENT TERM").

13. TERMINATION FOR CONVENIENCE. During the Initial Term, either party may terminate this Agreement for any reason upon at least six (6) months written notice. During any Subsequent Term, either party may terminate this Agreement for any reason upon at least sixty (60) days written notice.

14. TERMINATION FOR CAUSE. Either party may terminate this Agreement upon thirty (30) days written notice to the other party upon (i) a material breach of the terms of this Agreement, including, but not limited to, any default in payment obligations which have not been cured or addressed within thirty (30) days of notice of breach or (ii) the liquidation of the other party's assets.

15. TERMINATION BY REGISTER.COM. Register.com may terminate this Agreement, at their sole discretion, on thirty (30) days written notice to USA.NET, if USA.NET sells advertisements in any particular month on any USA.NET branded Email
Services site, including NET@DDRESS and PostOffice.Net, to [    **   ] which
exceeds the prior monthly average of advertising sales to [   **    ]. USA.NET
agrees to notify Register.com in writing prior to such an increase taking effect. Notwithstanding the foregoing, the termination obligations set forth herein shall not include any privately branded USA.NET Email Services, including but not limited to AmExMail and Netscape WebMail. USA.NET acknowledges that
[   **    ] is the only current advertiser that [                     **
              ] on any USA.NET branded Email Services site, including
NET@DDRESS and PostOffice.Net.

16.  EFFECT OF TERMINATION.

     (a) Upon termination of this Agreement, whether for convenience or for cause, each party shall immediately cease all efforts to promote and market the products and services of the other. In addition, USA.NET

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.


                                       4.

shall not be obligated to continue to provide the Email Services to the Customers unless USA.NET receives an assignment of the Customers as provided in
Section 17.

     (b) Immediately upon the expiration or termination of this Agreement, (i) Register.com shall cease all use of the USA.NET Marks, (ii) USA.NET shall cease all use of the Register.com Marks, and (iii) Register.com shall return all USA.NET property in Register.com's possession or control.

     (c) Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other because of the act of termination or the expiration of this Agreement, in either case in a manner which complies with the terms of this Agreement. Without limiting the foregoing, neither party shall be entitled to any damages on account of prospective profits or anticipated sales. Register.com waives the benefit of any law or regulation providing compensation to Register.com arising from the termination of or failure to renew this Agreement and Register.com represents and warrants that such waiver is irrevocable and enforceable by USA.NET. However, all payments normally due to one party by the other party shall be paid in full immediately upon termination or expiration of this Agreement.

17. ASSIGNMENT OF CUSTOMERS. In the event that this Agreement is terminated for any reason whatsoever, other than termination by USA.NET for cause pursuant to
Section 14 above, Register.com may require that USA.NET pay to effect a transfer of all rights to contact the Customers as follows: (i) USA.NET shall pay
Register.com an amount equal to [     **    ] times the Fees Register.com
received from the Customers in the last full month immediately preceding the effective date of termination and (ii) Register.com shall be automatically deemed to have immediately transferred and assigned to USA.NET all rights to contact the Customers for the purpose of offering, marketing and selling the Email Services to the Customers directly. In the event this Agreement is terminated by USA.NET for cause pursuant to Section 14 above, Register.com, at no charge to USA.NET, shall be automatically deemed to have immediately transferred and assigned to USA.NET the right to contact the Customers for the purpose of offering, marketing and selling the Email Services to the Customers directly. Upon any such transfer, USA.NET will assume full responsibility for billing and collecting payments from any Customers who accept such offer and may immediately cancel Email Services for all Customers who decline such offer. In the event that USA.NET acquires an assignment of the Customers as provided in this Section 17, then Register.com agrees that it will not, directly or
indirectly, for a period of [   **   ) years after the effective date of such
assignment, solicit, market or promote to, sell or distribute any services which are competitive with the Email Services to any Customers; provided however, that Register.com may advertise and promote any competitive services to the Customers in connection with general advertisements and promotions so long as the advertisements and promotions are not directed at the Customers and so long as Register.com does not use the Customer names in any way for the sale or marketing of any services which are competitive with the Email Services.

18.  WARRANTY DISCLAIMERS AND LIMITATION OF LIABILITY.

     (a) MUTUAL WARRANTIES. Each party represents and warrants to the other that neither this Agreement (or any term hereof) nor the performance of, or exercise of rights under, this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration, approval or tax withholding under, or will require any compulsory licensing under, any law, regulation or written contract to which it is subject.

     (b) USA.NET WARRANTY DISCLAIMER. THE EMAIL SERVICES ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS. USA.NET EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. USA.NET MAKES NO WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED THROUGH THE EMAIL SERVICES OR THAT ANY DEFECTS IN THE SOFTWARE WILL BE CORRECTED. USA.NET WILL NOT BE RESPONSIBLE FOR ANY DAMAGE TO ANY COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE EMAIL SERVICE, NOTWITHSTANDING ANY PURCHASE OF VIRUS PROTECTION FROM USA.NET. USA.NET MAKES NO WARRANTY REGARDING ANY GOODS OR SERVICES PURCHASED OR OBTAINED THROUGH THE EMAIL SERVICES OR ANY TRANSACTIONS ENTERED INTO THROUGH THE EMAIL SERVICES. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                       5.
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FROM USA.NET OR THROUGH THE EMAIL SERVICES SHALL CREATE ANY WARRANTY NOT
EXPRESSLY MADE HEREIN.

     (c) REGISTER.COM WARRANTY DISCLAIMER. THE REGISTER.COM SERVICES ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS. REGISTER.COM EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. REGISTER.COM MAKES NO WARRANTY THAT THE REGISTRATION SERVICES WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE; NOR DOES REGISTER.COM MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED THROUGH THE REGISTRATION SERVICES OR THAT ANY DEFECTS IN THE SOFTWARE WILL BE CORRECTED. REGISTER.COM WILL NOT BE RESPONSIBLE FOR ANY DAMAGE TO ANY COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE REGISTRATION SERVICE. NOTWITHSTANDING THE PURCHASE OF VIRUS PROTECTION FROM REGISTER.COM, REGISTER.COM MAKES NO WARRANTY REGARDING ANY GOODS OR SERVICES PURCHASED OR OBTAINED THROUGH THE REGISTRATION SERVICES OR ANY TRANSACTIONS ENTERED INTO THROUGH THE REGISTRATION SERVICES. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED FROM REGISTER.COM OR THROUGH THE REGISTRATION SERVICES SHALL CREATE ANY WARRANTY NOT EXPRESSLY MADE HEREIN.

     (d) NO WARRANTY PASS-THROUGH. Register.com shall not pass through to the Customers or any third party the warranties made by USA.NET under this Agreement. Register.com shall not make any representations to the Customers or any third party on behalf of USA.NET, and, except as set forth in Section 4(c) above,Register.com shall expressly indicate that the Customers and third parties must look solely to Register.com in connection with any problems, warranty claim or other matters concerning the Email Services. No warranty, representation, or agreement herein shall be deemed to be made for the benefit of any Customer or any third party.

     (e) LIMITATION OF LIABILITY. IN NO EVENT SHALL USA.NET OR ITS SUPPLIERS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOSS OF PROFITS, REVENUE, EXPENDITURES, DATA, INVESTMENTS OR COMMITMENTS, INCURRED BY REGISTER.COM OR ANY CUSTOMER OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON ANY WARRANTY, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. USA.NET'S LIABILITY FOR ANY DAMAGES UNDER THIS AGREEMENT SHALL IN NO. EVENT EXCEED THE AMOUNTS RECEIVED BY USA.NET UNDER THIS AGREEMENT IN THE TWELVE (12) MONTHS PRIOR TO THE ACTION GIVING RISE TO LIABILITY.

19. OWNERSHIP. Each party shall retain all right, title and interest in and to all of such party's copyrights, trademarks, trade secrets (including, but not limited to, customer lists, which lists shall include, but not be limited to, lists of Customers hereunder), patents, mask works and all other intellectual property embodied in the Email Services or the USA.NET Marks and Register.com Marks, respectively, including any improvements thereto or goodwill associated therewith, respectively.

20. NON-SOLICITATION OF EMPLOYEES. During the term of this Agreement and for one (1) year following its termination or expiration, neither party nor its agents shall induce any employee of the other party to leave such party's employment.

21. CONFIDENTIALITY. During the term of this Agreement and for five (5) years following its expiration or termination each party shall maintain the Confidential Information of the other party in strict confidence; provided, however, that each party may disclose Confidential Information (i) to the extent required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants or employees. "CONFIDENTIAL INFORMATION" includes customer lists, (including, but not limited to, lists of Customers hereunder), source codes, software tools, designs, schematics, plans or any other information relating to any project, work in process, future


                                       6.

development, marketing or business plan, or financial or personnel matter relating to a party, its present or future products, services, sales, suppliers, customers, employees, investors or business, including whether or not identified by such party as confidential. "CONFIDENTIAL INFORMATION" does not include information which (i) is or becomes generally known or available through no act or failure to act by the receiving party or (ii) is independently developed by the receiving party without access to the Confidential Information, as shown by the receiving party's competent written records.

22. PUBLICITY. Neither party shall publicize the terms and conditions of this Agreement or the existence or details of the relationship between the parties without the other's prior written consent, unless it is required to be disclosed by law or a governmental authority. Notwithstanding the foregoing the parties shall issue a joint press release upon execution of this Agreement.

23.  INDEMNIFICATION

     (a) INDEMNIFICATION BY REGISTER.COM. Register.com shall indemnify and hold harmless USA.NET, and all officers, directors, employees or agents thereof and their successors and assigns (collectively, "USA.NET INDEMNITEES") against, and hold the USA.NET Indemnitees harmless from, any third party losses or damages, costs and expenses (including reasonable attorneys' fees) arising out of, or incurred in connection with (i) Register.com's or any Customer's use of the Email Services, including any claim of libel, defamation, violation of rights of privacy or publicity, loss of service by other subscribers and infringement of intellectual property or other rights, (ii) any breach by Register.com of any of its obligations under this Agreement or any violation by a Customer of the Terms and Conditions and (iii) any unauthorized representation, warranty, agreement or the like, express or implied, made by Register.com or any of its agents.

     (b) INDEMNIFICATION BY USA.NET. USA.NET shall indemnify and hold harmless Register.com, and all officers, directors, employees or agents thereof and their successors and assigns (collectively, "REGISTER.COM INDEMNITEES") against, and hold the Register.com Indemnitees harmless from, any third party losses or damages, costs and expenses (including reasonable attorneys' fees) arising out of, or incurred in connection with (i) any claim by a Customer related to use of the Email Services involving a breach by USA.NET of any of its obligations under this Agreement, (ii) the grossly negligent or willful act or omissions of USA.NET, its officers, directors, employees, or agents and (iii) any unauthorized representation, warranty, agreement or the like, express or implied, made by USA.NET or any of its agents.

24.  MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Agreement, including all Exhibits attached hereto and the Terms and Conditions, constitutes the entire agreement between the parties with respect to the subject matter hereof.

     (b) GOVERNING LAW; VENUE. This Agreement shall be governed in all respects by the laws of the State of New York as applied to agreements entered into solely between residents of, and to be performed entirely within, such state. The parties expressly exclude the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods, if applicable. For any action brought by Register.com, Register.com irrevocably submits to the jurisdiction of the courts of the State of Colorado and the United States District Court located in the City of Denver, Colorado, and irrevocably waives any objection that it may have at any time to the venue or convenience of forum of any suit, action or proceeding arising out of this Agreement brought in any such court. For any action brought by USA.NET, USA.NET irrevocably submits to the jurisdiction of the courts of the State of New York and the United States District Court located in the City of New York, New York, and irrevocably waives any objection that it may have at any time to the venue or convenience of forum of any suit, action or proceeding arising out of this Agreement brought in any such court.

     (c) LANGUAGE. The official text of this Agreement (and any Exhibit hereof or notice submitted hereunder) shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement (or such exhibits or notices) as written in English and not to any translation into another language.

                                       7.

     (d) FOREIGN CORRUPT PRACTICES ACT. Each party shall comply with the U.S. Foreign Corrupt Practices Act and shall not make any payments to third parties which would cause USA.NET or Register.com to violate such laws.

     (e) LICENSES AND PERMITS. Each party shall obtain any required non-U.S. governmental authorizations, including without limitation any import licenses and foreign exchange permits, and, if applicable, shall file or register this Agreement with the appropriate authorities. Each party shall provide proof of compliance with required non-U.S. governmental authorization to the other party upon request.

     (f) NO FRANCHISE. Each party expressly agrees that it is not a franchisee of the other party. Each party waives the benefit of any law or regulation regarding franchises and each party represents and warrants that such waiver is irrevocable and enforceable by the other party.

     (g) COMPLIANCE WITH LAWS. At its own expense, each party shall comply with all applicable laws, regulations, rules, ordinances and orders regarding its activities related to this Agreement.

     (h) EXPORT CONTROL. The Email Services to be resold by the Register.com under this Agreement may be subject to U.S. export control laws and export or import regulations in other countries. Register.com agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import as may be required.

     (i) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     (j) SEVERABILITY. If any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement will remain in full force. The parties shall use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

     (k) WAIVER. Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.

                                       8.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be signed and delivered as of the date set forth below.



USA.NET, INC.:                          REGISTER.COM:
/s/ JOHN W. STREET                      /s/ RICHARD D. FORMAN
------------------------------          ------------------------------
Authorized Signature                    Authorized Signature
John W. Street                          Richard D. Forman
------------------------------          ------------------------------
Printed Name                            Printed Name
President, CEO                          President
------------------------------          ------------------------------
Title                                   Title
3/2/99                                  2/25/99
------------------------------          ------------------------------
Date                                    Date



                                       9.

                                    EXHIBIT A

                           CUSTOMER SETUP INFORMATION

Except as set forth in the Agreement, and during the term of this Agreement, this information is confidential and only to be used for the benefit of Register.com or support of the Customers. Register.com agrees to prepare and submit to USA.NET the following information for each Customer Account sold by
Register.com:


1.   PARTNER INFORMATION:

o    Partner Name

o    Partner Code

o    Sales Representative Name and Phone Number


2.   CUSTOMER INFORMATION:

o Contact Name, Company Name, Address, City, State, Zip Code, Country and Phone Number


3.   SALES INFORMATION:

o    Purchase Date

o Whether the Sale is a First Purchase, Account Adjustment or an Account Cancellation

o    Number of Accounts Purchased

o    Number of Seats Purchased per Account

o    Additional Services Purchased per Account and Amount (i.e. storage, etc.)


4.   DOMAIN INFORMATION:

o    Whether the Type of Domain is a New Domain, Current Domain, or Sub-Domain

o    Domain Name


                                       1.

                                    EXHIBIT B

                                  USA.NET, INC.

                          CUSTOMER TERMS AND CONDITIONS



1. SPAMMING, REDISTRIBUTION PROHIBITED. Spamming and bulk mail, as determined by USA.NET in its sole discretion, is strictly prohibited. This includes, but is not limited to, the transmission of any message or bulk mail that can be interpreted as "junk" mail, mail generated via mass-mailer distribution list, or mail which the recipient would not reasonably expect to receive. In addition, reselling, redistribution, or repackaging of any email services provided by USA.NET is strictly prohibited, except as otherwise expressly permitted by USA.NET in writing.

2. USER CONTENT. USA.NET acts as a passive conduit for the distribution of data and the User is solely responsible for content. User represents and warrants that the content provided to USA.NET (or its servers) (a) does not infringe on any third party's copyright, patent, trademark, trade secret or other intellectual property or proprietary rights or rights of publicity or privacy; (b) does not violate any law, statute, ordinance, or regulation (including without limitation the laws and regulations governing export control); (c) is not defamatory, trade libelous, pornographic, obscene, unlawfully threatening or unlawfully harassing; (d) does not violate any laws regarding unfair competition, anti-discrimination or false advertising, and (e) does not contain viruses, trojan horses, worms, time bombs, cancelbots or other similarly harmful or deleterious programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information. The term "User" as used herein shall include the customer which purchased the account and such customer's end-users.

3. SERVICE LEVELS. USA.NET will provide the email service at the level purchased at account initiation or as a result of subsequent email service upgrades. Email service levels are determined by the number of seats, amount of storage and additional services purchased. Each email service level has pre-determined seat, storage, and additional service thresholds.

4. TERM AND TERMINATION. Email services provided by USA.NET shall commence on the day of account initiation, and shall continue until cancelled by Customer or USA.NET or until User is deemed non-compliant with the terms or conditions set forth herein, as determined by USA.NET in its sole discretion.

5.   DISCLAIMER OF WARRANTIES. THE EMAIL SERVICES ARE PROVIDED ON AN "AS IS"
AND "AS AVAILABLE" BASIS. USA.NET EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. USA.NET MAKES NO WARRANTY THAT THE EMAIL SERVICES WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE; NOR DOES USA.NET MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED THROUGH THE EMAIL SERVICES OR THAT ANY DEFECTS IN THE SOFTWARE WILL BE CORRECTED. USA.NET WILL NOT BE RESPONSIBLE FOR ANY DAMAGE TO ANY COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE EMAIL SERVICE OR THE SYSTEM, NOTWITHSTANDING THE PURCHASE OF VIRUS PROTECTION FROM USA.NET. USA.NET MAKES NO WARRANTY REGARDING ANY GOODS OR SERVICES PURCHASED OR OBTAINED THROUGH THE EMAIL SERVICES OR ANY TRANSACTIONS ENTERED INTO THROUGH THE EMAIL SERVICES. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED FROM USA.NET OR THROUGH THE EMAIL SERVICES SHALL CREATE ANY WARRANTY NOT EXPRESSLY MADE HEREIN.


                                       2.

6. LIMITATION OF LIABILITY. USA.NET SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR INTERRUPTED COMMUNICATIONS, LOST DATA OR LOST PROFITS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF USA.NET HAS BEEN ADVISED OF THE POSSIBILITY OF DAMAGES.

7. GOVERNING LAW. Any dispute arising out of the provision of email services by USA.NET will be governed by and construed in accordance with the laws of the State of Colorado without giving effect to principles of conflict of laws. If any provision of these terms and conditions is held to be invalid or unenforceable, such provision shall be struck and the remaining provisions shall be enforced. USA.NET's failure to act with respect to a breach by User or others does not waive its right to act with respect to subsequent or similar breaches.

8. CONTENT REMOVAL/RETENTION. Upon the termination of User's account, USA.NET may remove some or all of the User content from its servers or may elect to retain such content, at USA.NET's sole discretion.

9. PRIVACY. Although privacy issues are very important to USA.NET, given the current regulatory and technical environment User should not have an expectation of privacy in its account. By way of example (without limiting the foregoing), USA.NET may be forced to disclose email to the government or third parties under certain circumstances, or third parties may unlawfully intercept User's private communications. USA.NET cannot ensure that all private email or information associated with User's account will remain private.

10. ACCESS TO CONTENT OF OTHERS. Through User's account, USA.NET provides User with unfiltered access to other people's content. USA.NET cannot, nor does it try to, control the content that User will receive. By its very nature, other people's content may be offensive, harmful or inaccurate, and in some cases content will be mislabeled or deceptively labeled. USA.NET expects that User will use caution--and common sense--when using its account. Furthermore, User shall comply with all applicable laws regarding User's access to its account.

11. AMENDMENT. User acknowledges and agrees that (i) USA.NET may amend these Terms and Conditions at any time in its sole discretion (ii) the Terms and Conditions, as amended from time to time may be accessed and viewed by User at any time by clicking on the "Terms and Conditions" link located at the bottom of each page of User's personalized postoffice.net site, (iii) providing access to the Terms and Conditions, as amended from time to time through such links shall be adequate notice to User of any such amendment and (iv) User will be deemed to have accepted the amended Terms and Conditions if User continues to use its account after such Terms and Conditions have been made available for viewing through such links. Except as set forth in this Section 11, the Terms and Conditions may not be amended except in a writing signed by both parties.


                                       3.

                                    EXHIBIT C

                                  FEE SCHEDULE

         A. BASIC SERVICES SCHEDULE

         Set forth below are the terms upon which USA.NET shall provide Email Services to Register.com for resale to Customers, including USA.NET's Domestic and International wholesale price lists, effective as of December 30, 1998 (all prices are listed in United States Dollars). Notwithstanding the prices set forth herein, Register.com may resell the Email Services to its Customers at such prices as Register.com may determine in its sole discretion.

1. STORAGE SPACE: Each Seat sold by Register.com to a Customer shall be entitled to a maximum of 5 Mb of storage.

2. DOMESTIC WHOLESALE SERVICE FEES: ("DOMESTIC" means sales involving any corporation or other business entity formed under the laws of any state of the United States or having its principal place of business within the United States): [ **] per Seat per month.

3. INTERNATIONAL WHOLESALE SERVICE FEES: ("INTERNATIONAL" means sales involving all entities other than "DOMESTIC" entities, as defined above):
     [ **] per Seat per month.

4. VOLUME DISCOUNTS. Notwithstanding the foregoing, for each month that Register.com has the following number of Active Seats, the annual Domestic and International Wholesale Service Fees shall be as follows:

     ------------------------------------------------------------------------
     Monthly Number of Active Seats          Monthly Wholesale Price Per Seat
     ------------------------------------------------------------------------
     [  ** ]                                 [ **]
     ------------------------------------------------------------------------
     [     **     ]                          [ **]
     ------------------------------------------------------------------------
     [     **    ]                           [ **]
     ------------------------------------------------------------------------
     [     **     ]                          [ **]
     ------------------------------------------------------------------------

     For example, assume Register.com has 50,000 Active Seats during January,
     the monthly service fees for January would be [                      **
                     ]

5.   [
                                          **

               ]

     B. ADDITIONAL SERVICES

     Set forth below is USA.NET's Wholesale Price List for the specified Additional Services (all prices are listed in United States Dollars):

     o ADDITIONAL STORAGE WHOLESALE PRICE: [ **] per 1 Mb of additional storage per year over the initial 5 Mb, with a 5 Mb minimum increase to be billed monthly. For example, assume one Customer purchased the minimum 5 Mb increase in January. The monthly service fee billed to Register.com for one (1) year for the additional storage would be [ ** ]

     C. GENERAL

     o USA.NET RETAIL LIST PRICE. A copy of USA.NET's current retail price list is available upon request.

     o PAYMENT. All fees are payable upon Register.com's subscription for service on behalf of a Customer and shall be paid in United States Dollars, as further set forth in the Agreement.

     o INVOICES. All invoices and billing inquires for Register.com should be directed to the following:

                                       4.

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

          Name: Cathi Sullivan, USA.NET Accounts Receivable
          Address: 1155 Kelly Johnson Blvd., Suite 400
          City, State, Zip: Colorado Springs, CO 80920
          Phone No.: 719-265-2930


                                       5.

                                   EXHIBIT D.

                             CO-MARKETING AGREEMENT

     The co-marketing activities as set forth in this Exhibit D shall be subject
to a [              **            ] trial period (the "TRIAL PERIOD") following
the date of API implementation, and shall begin immediately upon execution of the Agreement. Prior to the termination of the Trial Period, each party shall give the other party written notice that the co-marketing activities are acceptable. In addition to the termination rights set forth in Sections 13 and 14 of the Agreement, and during the Trial Period only, either party may terminate the Agreement upon thirty (30) days prior written notice to the other in the event that the co-marketing activities are unacceptable to either party.

1.   USA.NET AGREES TO PROMOTE REGISTER.COM AS FOLLOWS:

o    Net@ddress SPONSORSHIP:

         USA.NET shall promote Register.com on the navigation bar of NET@DDRESS, which is displayed throughout the site upon subscriber login. Register.com will receive a button with continuous presence on the navigation bar (current specifications are 90x40 gif image with a file size maximum of 8K) which will link to a co-branded Web page designed and approved by both Register.com and
USA.NET. [               **                       ] of the time the button will
be above the fold and [            **                     ] of the time the
button will be below the fold.

o    PARTNER ON THE USA.NET PARTNERSHIPS PAGE:

         USA.NET will promote Register.com as a partner on the USA.NET Partnerships Page (http://www.usa.net/partners.html), with a Register.com logo.

o    PARTNER ON THE POSTOFFICE.NET PARTNERS PAGE:

         USA.NET will promote Register.com as a partner on the PostOffice.Net Partnerships Page (http://www.postoffice.net/tpl/Page/Ab_partners), with a Register.com logo .

2. EXCLUSIVITY AS DOMAIN NAME REGISTRAR FOR ALL NEW USA.NET BRANDED EMAIL SERVICE CUSTOMERS

     Except where precluded by a previous or existing agreement which is in effect as of the Effective Date, or a previous or existing advertising agreement, or an extension of an existing advertising agreement, to which USA.NET is a party or by which it is bound (each a "Third Party Agreement"), USA.NET (i) will promote Register.com as the exclusive domain name registration service to all current and future USA.NET branded Email Services direct customers, including NET@DDRESS and PostOffice.Net customers, and (ii) will not knowingly promote the domain registration services of any third party other than Register.com to current and future USA.NET branded Email Services customers, including NET@DDRESS and PostOffice.Net customers in any form, including banners, emails, text mentions, buttons or promotional materials. Notwithstanding the foregoing, the exclusivity obligations set forth herein shall not include any co-branded or private-label version of the branded USA.NET Email Service customers, including but not limited to AmExMail and Netscape WebMail customers. USA.NET shall notify Register.com of the existence of any Third Party Agreement as soon as reasonably practicable. USA.NET shall not amend any Third Party Agreement, except any previous or existing advertising agreement, after the Effective Date in a manner which would conflict with the terms of this agreement without the written consent of Register.com.

         During the term of this Agreement, Register.com shall supply to USA.NET a primary and secondary contact name and phone number for any service issues arising from USA.NET's use of the domain registration services. Register.com shall use commercially reasonable efforts to provide same business day responses to all service issue inquires.

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.



                                       1.

3. EXCLUSIVITY AS EMAIL PROVIDER FOR ALL NEW REGISTER.COM BRANDED EMAIL SERVICE CUSTOMERS

     Except where precluded by a previous or existing agreement, or a co-branded or private label version of the Domain Registration Services, to which Forman Interactive Corp. is a party or by which it is bound and which is in effect as of the Effective Date (each a "Third Party Agreement"), during the term of this Agreement Register.com agrees that it will not, directly or indirectly, market or promote, distribute or sell any services which are competitive with the Email Services through its Register.com branded domain name registration service. This restriction and clause is limited solely to the domain name registration services available to direct customers of Register.com branded domain registration services from the web site currently located at http://www.register.com. Register.com shall notify USA.NET of the existence of any Third Party Agreement as soon as reasonably practicable. Register.com shall not amend any such Third Party Agreement after the Effective Date in a manner which would conflict with the terms of this Agreement without the prior written consent of USA.NET.

4.   INCLUSION OF REGISTER.COM IN ALL FUTURE POSTOFFICE.NET PROMOTIONS

         Except where precluded by a previous or existing agreement which is in effect as of the Effective Date, to which USA.NET is a party, USA.NET will include Register.com in all future PostOffice.Net promotional activities.

5.   CO-BRAND ALL NEW ACCOUNTS


         USA.NET will co-brand all new PostOffice.Net accounts signed up through Register.com with both a USA.NET logo as well as a Register.com logo.

6.   POSTOFFICE.NET CUSTOMER OPT-IN:

         USA.NET agrees to allow Register.com to promote Register.com's services to all PostOffice.Net customers that "opt in" to receive marketing materials when this ability becomes available. PostOffice.Net customers "opt-in" during the PostOffice.Net subscription process.

7.   NET@DDRESS CUSTOMER OPT-IN:

         USA.NET agrees to allow Register.com to promote Register.com's services to all NET@DDRESS customers that "opt in" to receive marketing materials when this ability becomes available. NET@DRESS customers "opt-in" during the NET@DDRESS subscription process. This will be a general "opt in" to receive marketing materials, versus information on Register.com specifically.

8.   REGISTER.COM AGREES TO PROMOTE USA.NET AS FOLLOWS:

o Register.com will include USA.NET in the form of a co-branded page whenever a customer of Register.com links via text or button to "Email Services".

o Register.com will advertise the Email Services via a link named "Email Services", or the like, via a link on every page of Register.com (in the re-launch of the product expected to be completed March 1999). The link will connect to a co-branded registration page designed and approved by both Register.com and USA.NET.

o Register.com will offer domain based email services on the last page of the registration process, once a customer has confirmed their domain name registration.


                                       2.

o Registration.com will include USA.NET in the small business resources (re-launch of site and introduction of this service March 1999).

o Register.com will include email services, which include the co-branded version of USA.NET and Register.com off of the "futuresite" page. This page is created for each customer that registers and "parks" a domain name, and can be found at http://futuresite.register.com.

In the event USA.NET substantially changes its look, feel and/or user interface, it will use commercially reasonable efforts to provide Register.com with substantially similar promotion and representation as indicated in this Exhibit D; provided that Register.com shall have the right to approve, in its sole discretion, such altered promotion and representation.


                                       3.